Exhibit 10.58

THIRD AMENDMENT TO LEASE

I. PARTIES AND DATE.

This Third Amendment to Lease (the “Amendment”) dated September 15, 2005, is by and between THE IRVINE COMPANY (“Landlord”), and NUVELO, INC., a Delaware corporation (“Tenant”).

II. RECITALS.

On April 30, 2001, Landlord and Tenant entered into a lease for space in a building located at 985 Almanor, Sunnyvale, California (“Premises”), which lease was amended by a First Amendment to Lease dated August 1, 2002 (the “First Amendment”) and by a Second Amendment to Lease dated October 21, 2003 (the “Second Amendment”) (collectedly, the “Lease”).

Landlord and Tenant each desire to modify the Lease to make such modifications as are set forth in “III. MODIFICATIONS” next below.

III. MODIFICATIONS.

A. Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:

1. Item 7 is hereby deleted in its entirety and substituted therefor shall be the following:

“7. Guarantor(s): None”

2. Item 12 is hereby amended by deleting Landlord’s address for payments and notices and substituted therefor shall be the following:

“LANDLORD

THE IRVINE COMPANY

550 Newport Center Drive

Newport Beach, CA 92660

Attn: Senior Vice President, Operations

Irvine Office Properties

with a copy of notices to:

THE IRVINE COMPANY

550 Newport Center Drive

Newport Beach, CA 92660

Attn: Vice President, Operations

Irvine Office Properties, Technology Portfolio”

B. Early Reinstatement of Rent. Section III.F of the Second Amendment is hereby deleted in its entirety and substituted therefore shall be the following:

“In the event that Tenant shall successfully raise Seventy-Five Million Dollars ($75,000,000.00) in cash as a result of a single public or private offering, no later than five (5) days thereafter, Tenant shall pay to Landlord ten percent (10%) of such cash in excess of Seventy-Five Million Dollars ($75,000,000.00) up to the full amount of the sum of Tenant’s obligations to pay (i) the “Additional Deferred Base Rent Payment” (as defined in the Second Amendment), and (ii) the unpaid installments of “Additional Rent” (as defined in the First amendment), without benefit of a “present value” computation in favor of Tenant. Said payment to Landlord shall be applied against Tenant’s Additional Deferred Base Rent Payment and against installments of Additional Rent in the following order of priority:

(i)	Up to the full amount of the Additional Deferred Base Rent Payment; and then

(ii)	Up to the full amount of each of the unpaid $148,150.00 installments of Additional Rent, to be applied to such installments in the reverse chronological order of their dates due (that is, applicable first against the installment due May 1, 2009, then against the installment due April 1, 2009, and so forth). Any installment of Additional Rent to which said payment to Landlord is not so applied, shall remain due and payable in accordance with the schedule set forth therefor in the First Amendment.

Tenant agrees that it shall give prompt written notice to Landlord of the raising of such cash from such offering.”

C. Letter of Credit. Not later than the Tenant’s execution of this Amendment, Tenant shall increase the principal amount of the Letter of Credit referred to in Section 4.4 of the Lease to Six Million Dollars ($6,000,000.00) pursuant to an amendment to that Letter of Credit acceptable to Landlord. Notwithstanding anything to the contrary in the Lease or in the First or Second Amendments, it is understood and agreed that the foregoing Letter of Credit shall stay in effect through the entire scheduled ten (10) year Lease Term, and that Landlord shall not be required to authorize any earlier termination or reduction of the Letter of Credit. The reference in the first (1st) sentence of Section 4.4 of the Lease to “Four Million Dollars ($4,000,000.00)” is hereby revised to “Six Million Dollars ($6,000,000.00).”

D. Security. Section III.F of the First Amendment to Lease is hereby deleted in its entirety and shall have no further force or effect.

E. Release of Guarantee. Landlord hereby releases Dr. George B. Rathmann, the “Guarantor” under that certain Guarantee of Lease dated April 30, 2001, from further obligation under said Guarantee as to obligations accruing under the Lease from and after the date of this Amendment.

IV. GENERAL.

A. Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

B. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in “III. MODIFICATIONS” above and can be changed only by a writing signed by Landlord and Tenant.

C. Counterparts. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

D. Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

E. Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.

F. Attorneys’ Fees. The provisions of the Lease respecting payment of attorneys’ fees shall also apply to this Amendment.

V. EXECUTION.

Landlord and Tenant executed this Amendment on the date as set forth in “I. PARTIES AND DATE.” above.

LANDLORD:		TENANT:

THE IRVINE COMPANY		NUVELO, INC.,
a Nevada corporation

By	/s/ Steven M. Case	By	/s/ Ted W. Love
	Steven M. Case, Senior Vice President		Ted W. Love
	Leasing, Office Properties		President and CEO

By	/s/ Christopher J. Popma	By	/s/ Lee Bendekgey
	Christopher J. Popma, Vice President		Lee Bendekgey
	Operations, Office Properties		CFO and General Counsel